UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2019 (June 5, 2019)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Effective June 5, 2019, Mr. Andrew Cooper mutually agreed to terminate his position as President of Sequential. Per the agreement, Mr. Cooper will receive (i) nine months of base salary and (ii) a pro-rata bonus for 2019 based on targets as previously defined in his employment agreement payable when the Chief Executive Office and Chief Financial Officer receive their annual bonuses for 2019. In addition, the unvested portion of Mr. Cooper’s restricted stock units granted in 2016, representing 58,334 shares of common stock, will be accelerated and become fully vested after the revocation period as defined in his separation agreement. As a condition to payment of such amounts, Mr. Cooper will execute a release of claims against Sequential and its affiliates substantially in the form attached to his separation agreement.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description

10.1	Separation agreement between the Company and Mr. Cooper, dated June 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: June 11, 2019	By:	/s/ Peter Lops
	Name:	Peter Lops
	Title:	Chief Financial Officer